UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2020

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $ 0.01 per share	BGFV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) held on June 5, 2020 (the “Annual Meeting”), the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.

1. The Company’s stockholders approved a proposal to re-elect the following two Class C directors to the Company’s Board of Directors, each to hold office until the 2023 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Jennifer H. Dunbar	7,189,371	730,240	77,007	8,673,694
Steven G. Miller	7,141,258	781,429	73,931	8,673,694

2. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
6,457,625	1,299,886	239,107	8,673,694

3. The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
16,195,932	247,744	226,636	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: June 9, 2020

/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President, Chief Financial
Officer and Treasurer